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                                                                      EXHIBIT 11

                               ALTERA CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                         THREE MONTHS ENDED
                                                        March 31,  March 31,
                                                          1996       1995
                                                         -------   -------
PRIMARY:

Weighted average shares outstanding                       43,629    43,097

Net effect of dilutive stock options                       2,339     1,965
                                                         -------   -------

Total                                                     45,968    45,062
                                                         =======   =======

Net income                                               $31,440   $15,097
                                                         =======   =======

Income per share                                         $  0.68   $  0.34
                                                         =======   =======


FULLY DILUTED:

Weighted average shares outstanding                       43,629    43,097

Net effect of dilutive stock options                       2,339     1,965

Assumed conversion of convertible subordinated notes       4,495      --
                                                         -------   -------

Total                                                     50,463    45,062
                                                         =======   =======

Net income                                               $31,440   $15,097

Add:
Convertible subordinated notes interest, net of income     1,920      --
taxes                                                    -------   -------

Adjusted net income                                      $33,360   $15,097
                                                         =======   =======

Income per share                                         $  0.66   $  0.34
                                                         =======   =======


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